EXHIBIT 4.1

THE WARRANTS MAY NOT BE ASSIGNED OR TRANSFERRED BY THE WARRANT HOLDER, EXCEPT WITH THE COMPANY'S PRIOR WRITTEN CONSENT IN LIMITED CIRCUMSTANCES AS DESCRIBED HEREIN, AND IF SO REQUESTED BY THE COMPANY, THE DELIVERY BY THE WARRANT HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                        SWEETWATER FINANCIAL GROUP, INC.

                             STOCK WARRANT AGREEMENT

                                ___________, 2003


Warrant  Holder:                                No.  of  Shares:
                --------------------------                      ----------------

               Sweetwater Financial Group, Inc. (the "Company"), a Georgia
                    corporation and the holding company for Georgian Bank (the "Bank"), hereby grants to the person identified above as the Warrant Holder Warrants (the "Warrants") to purchase the number of shares set forth above, representing 0.37 shares of common stock for every share of common stock purchased by the Warrant Holder in the Company's 2003 private placement offering, in consideration of the financial risk associated with Warrant Holder's investment in the Company during its implementation of a new business plan. Such Warrants are granted on the following terms and conditions:

     1.     Exercise  of  Warrants.  One-third  of  the  shares  (the  "Shares")
            ----------------------
subject to the Warrants granted in this Agreement shall vest on each of the first three anniversaries of the date the Company closed the private placement
offering,  which  was                   , 2003 (the "Completion Date"). Exercise
                      ------------------
of  the  Warrants  is  subject  to  the  following:

          (a)  Exercise Price. The exercise price (the "Exercise Price") shall
               --------------
               be $10.00 per Share, subject to adjustment pursuant to Section 2 below.

          (b)  Expiration of Warrant Term. The Warrants will expire at 5:00 p.m.
               --------------------------
               Eastern Standard Time on the fifth anniversary of the Completion Date, and may not be exercised thereafter (the "Expiration Date").

          (c)  Payment. The purchase price for Shares as to which the Warrants
               -------
               are being exercised shall be paid in cash, by wire transfer, by certified or bank cashier's check, or by personal check drawn on funds on deposit with the Bank.

          (d)  Method of Exercise. The Warrants shall be exercisable by a
               ------------------
               written notice delivered to the President or Secretary of the Company which shall:

               (i) State the owner's election to exercise the Warrants, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate for such Shares is to be registered, and such person's address and tax identification number (or, if more than one, the names, addresses and tax identification numbers of such persons);

               (ii) Be  signed by the person or persons entitled to exercise the
                    Warrants and, if the Warrants are being exercised by any person or persons other than the original holder thereof, be accompanied by proof satisfactory to counsel for the Bank of the right of such person or persons to exercise the Warrants; and

              (iii) Be accompanied by the originally executed copy of this Stock
                    Warrant Agreement.

          (e)  Partial  Exercise.  In  the  event  of  a partial exercise of the
               -----------------
               Warrants, the Company shall either issue a new agreement for the balance of the Shares subject to this Stock Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such


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               exercise and the number of Shares remaining covered by this Stock
               Warrant  Agreement.

          (f)  Restrictions  on  Exercise. The Warrants may not be exercised (i)
               --------------------------
               if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or (ii) unless the Company, the Bank, or the holder hereof, as applicable, obtains any approval or other clearance which the Company and the Bank determine to be necessary or advisable from the Federal Reserve Board, the Federal Deposit Insurance Corporation or any other state or federal banking regulatory agency with regulatory authority over the operation of Company or the Bank (collectively the "Regulatory Agencies"). The Company may require representations and warranties from the Warrant Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

     2.     Anti-Dilution;  Merger.  If,  prior  to  the  exercise  of  Warrants
            ----------------------
hereunder, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the Shares in shares of its capital stock, (ii) subdivides the outstanding Shares, (iii) combines the outstanding Shares (including a reverse stock split), (iv) issues any shares of its capital stock by reclassification of the Shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company's assets to any person), then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification, reorganization, consideration, merger or sale.

     3.     Valid  Issuance of Common Stock.  The  Company  possesses  the  full
             -------------------------------
authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant. The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein. The Shares that are issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

     4.     Compliance  with  Securities  Laws. This Agreement and the  Warrants
            ----------------------------------
represented hereby were issued in reliance on an exemption from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) thereof, and other applicable exemptions under state securities laws. The Company's reliance on such exemption is predicated in part on the Warrant Holder's representations set forth herein. Warrant Holder understands that the Warrants and the Shares issuable upon exercise of the Warrants may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such Shares must be held indefinitely.

     5.     Restrictions on Transferability. This Agreement and the Warrants may
            --------------------------------
not be assigned, transferred (except as provided above), pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of these Warrants contrary to the provisions hereof shall be without legal effect. The Shares issuable on exercise of the Warrants may not be assigned or transferred by the Warrant Holder without the Company's prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Securities Act of 1933 and applicable state securities laws.

     6.     Restrictive Legend. Each certificate for Shares issued upon exercise
            ------------------
of the Warrant shall bear a legend stating that they have not been registered under the Securities Act of 1933 or any state securities laws and referring to the restrictions on transferability and sale herein.

     7.    Mandatory  Exercise;  Termination.
           ---------------------------------

          (a) Either the Company or the Bank may be required to increase its capital to meet capital requirements imposed by statute, rule, regulation, or guideline. In order to achieve such capital


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               increase,  the  Regulatory Agencies may direct the Company or the
               Bank to require the Warrant Holders to either (i) exercise all or part of their Warrants or (ii) allow the Warrants to be terminated. If the Regulatory Agencies so direct the Company or the Bank, then the Warrant Holder must exercise or forfeit the Warrants as set forth below.

          (b) When the Company or the Bank is required to increase its capital as described in subsection (a) above, the Company shall send a notice (the "Notice") to the Warrant Holder (i) specifying the number of Shares relating to the Warrants for which the Warrants must be exercised (the "Number") (if less than all shares relating to warrants held by all holders of warrants of the Company under agreements substantially similar to this one are required by the Company to be exercised or cancelled, the Number for the Warrant Holder shall reflect a proportionate allocation based on the number of Shares subject to this Agreement as compared to the total number of shares subject to warrants held by all such warrant holders as a group); (ii) specifying the date prior to which the Warrants must be totally or partially exercised, as the case may be (the "Deadline"); (iii) specifying the Exercise Price for the Shares to be purchased pursuant to the Warrants (such Exercise Price not to be less than current book value per share); and (iv) stating that the failure of the Warrant holder to exercise the Warrants shall result in their automatic termination.

          (c) If the Warrant Holder does not exercise the Warrants pursuant to the terms of the Notice, this Agreement shall be automatically terminated on the Deadline, without further act or action by the Warrant Holder or the Company, and the Warrant Holder shall deliver this Agreement to the Company for cancellation. If the Number is less than the total number of Shares that are then subject to exercise under this Agreement, the Company shall issue a new Stock Warrant Agreement in compliance with Section 1(e) hereof.

     8.    Covenants  of  the  Company. During  the  term of  the Warrants, the
           ---------------------------
Company shall:

          (a) at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient shares of common stock from time to time issuable upon exercise of this Warrant;

          (b) on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

          (c) on surrender for exchange of this Warrant or any Warrant substituted therefore pursuant hereto, properly endorsed, to the Company, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.

     9.     No  Dilution  or  Impairment.  The  Company  shall  not  amend  its
            ----------------------------
Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary in order to protect the exercise rights of the holder against improper dilution or other impairment.

     10.    Amendment.  Neither  this Agreement nor the rights granted hereunder
            ---------
may be amended, changed or waived except in writing signed by each party hereto.


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IN WITNESS WHEREOF, the Company has executed and the holder has accepted this
Stock Warrant Agreement as of the date and year first above written.

                              SWEETWATER FINANCIAL GROUP, INC.


                              By:
                                 -----------------------------------------------
                                                   President
(CORPORATE SEAL)

                              Attest:
                                 -----------------------------------------------
                                                   Secretary


                              WARRANT HOLDER:



                              By:
                                 -----------------------------------------------
                                                    Signature



                              By:
                                 -----------------------------------------------
                              Print Name


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